First Tennessee Bank National Association

$5,000,000,000

Bank Notes

Due 30 Days or More from Date of Issue

Distribution Agreement

February 18, 2005

Goldman, Sachs & Co.

85 Broad Street
New York, New York 10004

FTN Financial Securities Corp.
845 Crossover Lane, Suite 150
Memphis, Tennessee 38117

Credit Suisse First Boston LLC

Eleven Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

First Tennessee Bank National Association, a national banking association (the “Bank”), and First Horizon National Corporation, a Tennessee corporation (the “Holding Company”), confirm their agreement with each of you (individually an “Agent” and collectively, the “Agents”) on the terms set forth in this agreement with respect to the issuance and sale by the Bank of its bank notes (the “Securities”) in an aggregate principal amount outstanding at any one time of up to $5,000,000,000; provided that the aggregate principal amount of Securities with maturities greater than 270 days that may be issued pursuant hereto cannot exceed $5,000,000,000.

Subject to the terms and conditions stated herein and to the reservation by the Bank of the right to sell Securities directly on  its own behalf, the Bank hereby (i) appoints each Agent as an agent of the Bank for the purpose of soliciting and receiving offers to purchase Securities from the Bank pursuant to Section 3(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Securities directly to any Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”), substantially in the form of Annex I hereto, relating to such sale in accordance with Section 3(b) hereof.  This Distribution Agreement shall not be construed to create either an obligation on the part of the Bank to sell any Securities or an obligation of any of the Agents to purchase Securities as principal.

The Securities will be issued under a fiscal and paying agency agreement, dated as of February 18, 2005 (the “Fiscal and Paying Agency Agreement”), between the Bank and JPMorgan Chase Bank, National Association, as Fiscal and Paying Agent (in such capacity, the “Fiscal and Paying Agent”).  The Securities shall have the maturity ranges, interest rates, if any, redemption provisions and other terms set forth in the Offering Circular referred to below as it may be amended or supplemented from time to time.  The Securities will be issued, and the terms and rights thereof established, from time to time by the Bank in accordance with the Fiscal and Paying Agency Agreement.

1.                  (a)            The Bank represents and warrants to, and agrees with, each Agent that:

(i)                  An offering circular, dated February 18, 2005 (the “Offering Circular”), which incorporates by reference the Annual Report of the Holding Company on Form 10-K for the fiscal year ended December 31, 2003, its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2004, its Current Reports on Form 8-K filed on March 22, 2004, March 30, 2004, April 21, 2004, July 20, 2004, January 3, 2005 and January 21, 2005, as well as the publicly available portions of the Bank’s quarterly reports regarding its financial condition and operations on Federal Financial Institutions Examination Council Form 041 (“Call Reports”) for periods in the years 2001, 2002 and 2003 and the first three periods of 2004, has been prepared in connection with the offering of the Securities; any reference to the Offering Circular shall be deemed to refer to and include (x) the Holding Company’s most recent Annual Report on Form 10-K and all subsequent documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of the Offering Circular; provided, however, such subsequently filed documents shall not include any Current Reports on Form 8-K, or portions of such reports, that are deemed to be furnished to, rather than filed with, the Commission; and (y) the Bank’s Call Reports for the periods referred to above and all Call Reports subsequently filed with the Federal Deposit Insurance Corporation (the “FDIC”) on behalf of the Office of the Comptroller of the Currency (the “OCC”) on or prior to the date of the Offering Circular; any reference to the Offering Circular as amended or supplemented as of any specified date shall be deemed to include (x) any documents filed pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Offering Circular and prior to such date; provided, however, such subsequently filed documents shall not include any Current Reports on Form 8-K, or portions of such reports, that are deemed to be furnished to, rather than filed with, the Commission; and (y) any Call Reports documents filed with the FDIC on behalf of the OCC after the date of the Offering Circular and prior to such date; all documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act and so deemed to be included in the Offering Circular or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports”; all Call Reports filed with the FDIC and so deemed to be included in the Offering Circular or any amendment or supplement thereto are hereinafter called the “Incorporated Call Reports”; the Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder;  and the Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Bank by an Agent through you expressly for use therein.  The Offering Circular complies with the requirements of Section 16.6 of the Securities Offering Disclosure Rules of the OCC set forth at Part 16 of Title 12 of the Code of Federal Regulations (the “Disclosure Rules”);

(ii)                In the case of Incorporated Call Reports, such Call Reports (u) conformed or will conform to the applicable requirements of the Federal Financial Institutions Examinations Council (the “FFIEC”), (v) were prepared, in all material respects, on a consistent basis for the periods involved except as otherwise disclosed in the Offering Circular, (w) present fairly the information required to be stated therein, (x) present fairly the consolidated financial position of the Bank and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Bank and its subsidiaries for the periods specified, (y) were prepared, as specified in the Offering Circular, in accordance with regulatory accounting principles, based on instructions issued by the FDIC and FFIEC, in each case applied on a consistent basis throughout the periods involved except as otherwise disclosed in the Offering Circular and (z) when read together with the other information in the Offering Circular, on the date hereof, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The selected consolidated financial information of the Bank included in the Offering Circular present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements of the Bank included in such Incorporated Call Reports;

(iii)               None of the Holding Company, the Bank or any of their respective Significant Subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X promulgated under the Securities Act of 1933, as amended (the “1933 Act”)), has sustained since the date of the latest audited financial statements included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, except as otherwise stated therein, (x) there has not been any change in the capital stock (other than changes resulting from (A) any publicly disclosed stock repurchase programs, stock splits or stock dividends, (B) issuances pursuant to the Holding Company’s dividend reinvestment and stock purchase plans, (C) issuances during a quarter of not more than 1% of the outstanding shares of the Holding Company in connection with an acquisition, and the repurchase of such shares or (D) any stock option exercises or grants under any employee or director stock or benefit plan) or any material change in long-term debt of the Holding Company, the Bank or any of their Significant Subsidiaries, or (y) (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Bank and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Bank Material Adverse Effect”), (B) there have been no transactions entered into by the Bank or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Bank and its subsidiaries considered as one enterprise and (C) except for regular dividends on the Bank’s common stock, in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Bank on any class of its capital stock;

(iv)              The Bank is a duly organized and validly existing national banking association under the laws of the United States, has full power and authority to conduct its business as such and has the authority to own, lease and operate its properties and to conduct its business as described in the Offering Circular and to enter into and perform its obligations under, or as contemplated under, this Agreement and any Terms Agreement;

(v)                Each Significant Subsidiary of the Bank has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Circular and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a Bank Material Adverse Effect.  Except as otherwise stated in the Offering Circular, all of the issued and outstanding capital stock of each Significant Subsidiary of the Bank has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Bank, or the Bank and the Holding Company, as the case may be, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.  None of the outstanding shares of capital stock of any Significant Subsidiary of the Bank was issued in violation of preemptive or other similar rights of any securityholder of such Significant Subsidiary.  The Bank has no subsidiaries that are depository institutions with deposits insured under the provisions of the Federal Deposit Insurance Act, as amended (the “FDI Act”);

(vi)              The issued and outstanding shares of capital stock of the Bank have been duly authorized and validly issued by the Bank and are fully paid and non-assessable (except to the extent provided in 12 U.S.C. §55, as amended, and except for subsequent issuances thereof, if any, pursuant to reservations or agreements referred to in the Offering Circular), are owned by the Holding Company (except for issuances of preferred stock, if any, referred to in the Offering Circular), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Bank;

(vii)             This Agreement has been duly authorized, executed and delivered by the Bank;

(viii)           The Securities have been duly authorized and, when executed, issued and delivered pursuant to this Agreement and authenticated pursuant to the Fiscal and Paying Agency Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Bank enforceable in accordance with their terms and entitled to the benefits provided by the Fiscal and Paying Agency Agreement under which they are issued, except as enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as by insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally or of creditors of depositary institutions the accounts of which are insured by the FDIC and except as enforcement thereof is subject to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the availability of equitable remedies; each of the Fiscal and Paying Agency Agreement and the Interest Calculation Agreement, dated as of February 18, 2005 (the “Interest Calculation Agreement”), between the Bank and JPMorgan Chase Bank, National Association, as calculation agent (in such capacity, the “Interest Calculation Agent”), has been duly authorized and, when executed and delivered by the Bank and the Fiscal and Paying Agent, in the case of the Fiscal and Paying Agency Agreement, and the Bank and the Interest Calculation Agent, in the case of the Interest Calculation Agreement, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, except as enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as by insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally or of creditors of depositary institutions the accounts of which are insured by the FDIC and except as enforcement thereof is subject to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the availability of equitable remedies; and the Securities and the Fiscal and Paying Agency Agreement will conform to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

(ix)              Neither the Bank nor any of its Significant Subsidiaries is in violation of its articles of association or by-laws (or equivalent document); neither the Bank nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Bank or any of its subsidiaries is subject (collectively, “Bank Agreements and Instruments”), except for such defaults that would not reasonably be expected to result in a Bank Material Adverse Effect.  The execution, delivery and performance of this Agreement, any Terms Agreement, the Fiscal and Paying Agency Agreement, the Interest Calculation Agreement, and any other agreement or instrument entered into or issued or to be entered into or issued by the Bank in connection with the transactions contemplated hereby or thereby or in the Offering Circular and the consummation of the transactions contemplated herein and in the Offering Circular (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described under the caption “Use of Proceeds”) and compliance by the Bank with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Bank Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Bank or any of its subsidiaries pursuant to, any Bank Agreements and Instruments, except for such conflicts, breaches, defaults or Bank Repayment Events that would not reasonably be expected to result in a Bank Material Adverse Effect, nor will such action result in any violation of the provisions of the articles of association or by-laws (or equivalent documents) of the Bank or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Bank or any of its subsidiaries or any of their assets, properties or operations, except for such violations as would not reasonably be expected to result in a Bank Material Adverse Effect.  As used herein, a “Bank Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Bank or any of its subsidiaries;

(x)                Other than as set forth in the Offering Circular, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Bank threatened, against or affecting the Bank or any of its subsidiaries that might reasonably be expected to result in a Bank Material Adverse Effect, or that might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated under the Offering Circular, this Agreement, any Terms Agreement, the Fiscal and Paying Agency Agreement, the Interest Calculation Agreement or the Securities or the performance by the Bank of its obligations hereunder and thereunder.  The Bank and each of its subsidiaries is in compliance in all material respects with all laws administered by and regulations applicable to it of the Board of Governors of the Federal Reserve System, the FDIC and the OCC (collectively, the “Banking Regulators”) and of any other federal or state agency or authority with jurisdiction over it except where failure to so comply would not reasonably be expected to result in a Bank Material Adverse Effect.  Neither the Bank nor any of its subsidiaries is a party to or otherwise subject to any consent decree, memorandum of understanding, written commitment or other supervisory agreement with any Banking Regulator or any other federal or state agency or authority, nor have the Bank or any of its subsidiaries been advised by any Banking Regulator or any other federal or state agency or authority that it is contemplating issuing or requesting any of the foregoing except where being a party to or subject to such consent decree, memorandum of understanding, written commitment or other supervisory agreement that would not reasonably be expected to result in a Bank Material Adverse Effect;

(xi)              No authorization, approval, consent, license, order, registration or qualification of or filing with any government, governmental instrumentality or court, domestic or foreign (including, without limitation, the Banking Regulators), is required for the valid authorization, issuance, sale and delivery of the Securities or the execution, delivery or performance of this Agreement, any Terms Agreement, the Fiscal and Paying Agency Agreement, the Interest Calculation Agreement or the consummation by the Bank of the transactions contemplated in the Offering Circular, except (x) for the filing, no later than the fifth business day after it is first used, of the Offering Circular (including any amendments or supplements thereto) with the OCC pursuant to Section 16.6(a)(6) of the Disclosure Rules and (y) for consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Agents;

(xii)             The statements set forth in the Offering Circular under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Securities, and under the captions “Supervision, Regulation and Other Matters,” “Certain United States Federal Income Tax Consequences” and “Plan of Distribution”, insofar as they purport to describe the provisions of the laws, regulations and documents referred to therein, are accurate and complete;

(xiii)           The obligations of the Bank under the Securities will rank pari passu with all other unsecured and unsubordinated obligations of the Bank, except obligations, including deposit obligations, that are subject to any statutory priorities or preferences;

(xiv)           The Bank is not, and after giving effect to the offering and sale of the Securities, will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xv)            The Securities are exempt securities under Section 3(a)(2) of the 1933 Act, and neither registration of the Securities under the 1933 Act nor qualification of an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), is required in connection with the offer, sale, issuance or delivery of the Securities as contemplated by this Agreement;

(xvi)           The Securities have been rated by at least one “nationally recognized statistical rating agency” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act), and such agency, and each of the other nationally recognized statistical rating organizations that have rated the Securities, did rate the Securities in one of its four highest rating categories; and

(xvii)         The Bank is an insured bank under the provisions of the FDI Act, and no proceedings for the termination of such insurance are pending or threatened.

(b)               Any certificate signed by any officer of the Bank and delivered to the Agents or to counsel for the Agents in connection with an offering of Securities, or the sale of Securities to an Agent as principal, contemplated by this Agreement shall be deemed a representation and warranty by the Bank to the Agents as to the matters covered thereby on the date of such certificate and at the Solicitation Time or Time of Delivery (each as defined herein), as the case may be.

2.                  (a)        The Holding Company represents and warrants to, and agrees with, each Agent that:

(i)                  The Holding Company has authorized the Bank to incorporate by reference in the Offering Circular the Exchange Act Reports; the Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and the Offering Circular and any amendments or supplements thereto, as it pertains to the Holding Company, and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Bank by an Agent through you expressly for use therein;

(ii)                Since the respective dates as of which information is given in the Offering Circular, except as otherwise stated therein, (x) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Holding Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Holding Company Material Adverse Effect”), (y) there have been no transactions entered into by the Holding Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Holding Company and its subsidiaries considered as one enterprise and (z) except for regular dividends on the Holding Company’s common stock or preferred stock, in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Holding Company on any class of its capital stock;

(iii)               The Holding Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Tennessee and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Circular and to enter into and perform its obligations under, or as contemplated under, this Agreement.  The Holding Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a Holding Company Material Adverse Effect, or would not have an adverse effect on the consummation of the transactions contemplated in this Agreement or the performance by the Holding Company of its obligations hereunder; each Significant Subsidiary of the Holding Company, if any, other than the Bank, has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Circular and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a Holding Company Material Adverse Effect.  The Bank has been duly organized and is validly existing as a national banking association under the laws of the United States;

(iv)              The accountants who (x) audited the financial statements and any supporting schedules thereto as of and for the period ended December 31, 2001 incorporated by reference into the Offering Circular were, at the time that the Holding Company’s Annual Report on Form 10-K for the year ended December 31, 2001 was filed with the Commission, independent public accountants with respect to the Holding Company as required by the 1933 Act and the regulations of the Commission promulgated thereunder (the “1933 Act Regulations”) and (y) audited the financial statements and any supporting schedules thereto incorporated by reference into the Offering Circular (including the accountants who audited the financial statements and any supporting schedules thereto as of and for the periods ended December 31, 2003 and 2002) are (or were, in the case of clause (x)) (A) independent public accountants with respect to the Holding Company as required by the 1933 Act and the 1933 Act Regulations and, in the case of clause (y), are (B) a registered public accounting firm as defined by the Public Company Accounting Oversight Board whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn;

(v)                Neither the Holding Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Holding Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Holding Company or any of its Significant Subsidiaries is subject (collectively, “Holding Company Agreements and Instruments”), except for such defaults that would not reasonably be expected to result in a Holding Company Material Adverse Effect.  This Agreement has been duly authorized, executed and delivered by the Holding Company.  The execution, delivery and performance of this Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Holding Company in connection with the transactions contemplated hereby or thereby or in the Offering Circular and the consummation of the transactions contemplated herein and in the Offering Circular (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described under the caption “Use of Proceeds”) and compliance by the Holding Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Holding Company Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Holding Company or any of its Significant Subsidiaries pursuant to, any Holding Company Agreements and Instruments, except for such conflicts, breaches, defaults or Holding Company Repayment Events that would not reasonably be expected to result in a Holding Company Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Holding Company or any of its Significant Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Holding Company or any of its Significant Subsidiaries or any of their assets, properties or operations, except for such violations that would not reasonably be expected to result in a Holding Company Material Adverse Effect.  As used herein, a “Holding Company Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Holding Company or any of its Significant Subsidiaries;

(vi)              Other than as may be set forth in the Offering Circular, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Holding Company threatened, against or affecting the Holding Company or any of its subsidiaries that is required to be disclosed in the Offering Circular (other than as stated therein), or that might reasonably be expected to result in a Holding Company Material Adverse Effect, or that might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated under the Offering Circular, this Agreement, any Terms Agreement or the performance by the Holding Company of its obligations hereunder and thereunder.  The Holding Company and each of its subsidiaries is in compliance in all material respects with all laws administered by and regulations applicable to it of the Banking Regulators and of any other federal or state agency or authority with jurisdiction over it except where failure to so comply would not reasonably be expected to result in a Holding  Company Material Adverse Effect.  Neither the Holding Company nor any of its subsidiaries is a party to or otherwise subject to any consent decree, memorandum of understanding, written commitment or other supervisory agreement with any Banking Regulator or any other federal or state agency or authority, nor have the Holding Company or any of its subsidiaries been advised by any Banking Regulator or any other federal or state agency or authority that it is contemplating issuing or requesting any of the foregoing except where being a party to or subject to such consent decree, memorandum of understanding, written commitment or other supervisory agreement would not reasonably be expected to result in a Holding Company Material Adverse Effect;

(vii)             The Holding Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended; and the Holding Company is in substantial compliance with, and conducts its businesses in substantial conformity with, all applicable laws and governmental regulations governing bank holding companies, except for failures to so comply or be in conformity with that would not reasonably be expected to result in a Holding Company Material Adverse Effect;

(viii)           (x) The Holding Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that (A) are designed to ensure that material information relating to the Holding Company, including its consolidated subsidiaries, is made known to the Holding Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the filings made by the Holding Company with the Commission which it may make under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are being prepared, (B) have been evaluated for effectiveness as of the end of the Holding Company’s most recent fiscal quarter and (C) are effective to perform the functions for which they were established.

(y) Not later than the date of the filing with the Commission of the Holding Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, each of the accountants and the Audit Committee of the Board of Directors of the Holding Company had been advised of (A) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Holding Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Holding Company’s internal controls over financial reporting.

(b)               Any certificate signed by any officer of the Holding Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Securities, or the sale of Securities to an Agent as principal, contemplated by this Agreement shall be deemed a representation and warranty by the Holding Company to the Agents as to the matters covered thereby on the date of such certificate and at the Solicitation Time or Time of Delivery, as the case may be.

3.                  (a)            On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as an agent of the Bank, to use its reasonable efforts to solicit and receive offers to purchase the Securities from the Bank upon the terms and conditions set forth in the Offering Circular as amended or supplemented from time to time.  So long as this Agreement shall remain in effect with respect to any Agent, except as provided below, the Bank shall not, without the consent of such Agent, solicit or accept offers to purchase, or sell, any debt securities (other than deposit obligations) with a maturity at the time of original issuance of 30 days or more except pursuant to this Agreement, any Terms Agreement or except in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of medium-term debt securities.  However, the Bank reserves the right to sell, and may solicit and accept offers to purchase, Securities directly on its own behalf and, in the case of any such sale not resulting from a solicitation made by any Agent, no commission will be payable to any Agent with respect to such sale.  It is understood that if from time to time the Bank is approached by a prospective agent offering to solicit a specific purchase of Securities, the Bank may also engage such agent with respect to such specific purchase; provided that the Agents are given notice of such purchase promptly, including the terms thereof, in each case after the purchase is agreed; provided further, however, that such agent shall make in writing the representations and agreements of an Agent set forth herein and that the Bank and such agent shall otherwise agree to be bound by the terms and conditions of this Agreement.  These provisions shall not limit Section 5(e) hereof or any similar provision included in any Terms Agreement.

Procedural details relating to the issue and delivery of Securities, the solicitation of offers to purchase Securities and the payment in each case therefor shall be as set forth in the Administrative Procedure attached hereto as Annex II as it may be amended from time to time by written agreement between the Agents and the Bank (the “Administrative Procedure”).  The provisions of the Administrative Procedure shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms Agreement.  Each Agent and the Bank agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Administrative Procedure.  The Bank will furnish to the Fiscal and Paying Agent a copy of the Administrative Procedure as from time to time in effect.

The Bank reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Securities from the Bank.  As soon as practicable, but in any event not later than one Business Day after receipt of notice from the Bank, the Agents will suspend solicitation of offers to purchase Securities from the Bank until such time as the Bank has advised the Agents that such solicitation may be resumed.  As used in the previous sentence, the term “Business Day” shall mean any day that is not a Saturday or Sunday and that is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.  During such period the Bank shall not be required to comply with the provisions of Sections 5(g), 5(h), 5(i) and 5(j).  Upon advising the Agents that such solicitation may be resumed, however, the Bank shall simultaneously provide the documents required to be delivered by Sections 5(g), 5(h), 5(i) and 5(j), and the Agents shall have no obligation to solicit offers to purchase the Securities until such documents have been received by the Agents.  In addition, any failure by the Bank to comply with its obligations hereunder, including without limitation its obligations to deliver the documents required by Sections 5(g), 5(h), 5(i) and 5(j), shall automatically terminate the Agents’ obligations hereunder, including without limitation their obligations to solicit offers to purchase the Securities hereunder as agent or to purchase Securities hereunder as principal.

The Bank agrees to pay each Agent a commission, at the time of settlement of any sale of a Security by the Bank as a result of a solicitation made by such Agent, in an amount, except as otherwise agreed by the Bank and such Agent, equal to the following applicable percentage of the principal amount of such Security sold:

Range of Maturities	Commission (percentage of aggregate principal amount of Securities sold)
From 30 days to less than 1 year	.125%

From 1 year to less than 18 months	.150%
From 18 months to less than 2 years	.200%
From 2 years to less than 3 years	.250%
From 3 years to less than 4 years	.350%
From 4 years to less than 5 years	.450%
From 5 years to less than 6 years	.500%
From 6 years to less than 7 years	.550%
From 7 years to less than 10 years	.600%
From 10 years to less than 15 years	.625%
From 15 years to less than 20 years	.700%
From 20 years to 30 years	.750%
From more than 30 years to less than 50 years	.800%
50 years and more	.850%

(b)               Each sale of Securities to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless the Bank and such Agent shall otherwise agree) a Terms Agreement which will provide for the sale of such Securities to, and the purchase thereof by, such Agent.  A Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by such Agent.  The commitment of any Agent to purchase Securities as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Bank and the Holding Company herein contained and shall be subject to the terms and conditions herein set forth.  Each Terms Agreement shall specify the principal amount of Securities to be purchased by any Agent pursuant thereto, the price to be paid to the Bank for such Securities, any provisions relating to rights of, and default by, Agents acting together with such Agent in the reoffering of the Securities and the time and date and place of delivery of and payment for such Securities.  Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 hereof.  Each Agent proposes to offer Securities purchased by it as principal for sale at prevailing market prices or prices related thereto at the time of sale, which may be equal to, greater than or less than the price at which such Securities are purchased by such Agent from the Bank.

For each sale of Securities to an Agent as principal that is not made pursuant to a Terms Agreement, the procedural details relating to the issue and delivery of such Securities and payment therefor shall be as set forth in the Administrative Procedure.  For each such sale of Securities to an Agent as principal that is not made pursuant to a Terms Agreement, the Bank agrees to pay such Agent a commission (or grant an equivalent discount) as provided in Section 3(a) hereof and in accordance with the schedule set forth therein.

Each time and date of delivery of and payment for Securities to be purchased by an Agent as principal, whether set forth in a Terms Agreement or in accordance with the Administrative Procedure, is referred to herein as a “Time of Delivery.”

(c)                Each Agent agrees, with respect to any Security denominated in a currency other than U.S. dollars, as agent, directly or indirectly, not to solicit offers to purchase, and as principal under any Terms Agreement or otherwise, directly or indirectly, not to offer, sell or deliver, such Security in, or to residents of, the country issuing such currency, except as permitted by applicable law.

4.                  The documents required to be delivered pursuant to Section 7 hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of Sidley Austin Brown & Wood llp, 787 Seventh Avenue, New York, New York, at 11:00 a.m., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Bank but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or on which any Terms Agreement is executed (such time and date being referred to herein as the “Commencement Date”).

5.                  The Bank and the Holding Company (solely, in the case of the Holding Company, with respect to paragraphs (a), (d) and (f) and not otherwise) covenant and agree, jointly and severally, with each Agent:

(a)                (i)            To make no amendment or supplement to the Offering Circular (x) prior to the Commencement Date which shall be disapproved by any Agent promptly after reasonable notice thereof or (y) after the date of any Terms Agreement or other agreement by an Agent to purchase Securities as principal and prior to the related Time of Delivery which shall be disapproved by any Agent party to such Terms Agreement or so purchasing as principal promptly after reasonable notice thereof; (ii) to prepare, with respect to any Securities to be sold through or to such Agent pursuant to this Agreement, a pricing supplement with respect to such Securities in a form previously approved by such Agent; (iii) to make no amendment or supplement to the Offering Circular, other than any pricing supplement, at any time prior to having afforded each Agent a reasonable opportunity to review and comment thereon if such Agent has requested that it be given the opportunity to do so; (iv) to file promptly, in the case of the Bank, all Call Reports required to be filed by the Bank pursuant to the applicable rules and regulations of the OCC and the FFIEC; (v) to file promptly, in the case of the Holding Company, all reports and any definitive proxy or information statements required to be filed by the Holding Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for 9 months after the termination of this Agreement; and (vi) to advise each of the Agents as promptly as practicable of the institution by any federal or state bank or securities regulatory authority of any proceedings in respect of the Offering Circular (including any proceeding relating to any Exchange Act Reports or Incorporated Call Reports) or the offering of the Securities and to use its reasonable best efforts to prevent the issuance of any order interfering with the offering of the Securities and to obtain as soon as possible its lifting, if issued;

(b)               Promptly from time to time to take such action as such Agent may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as such Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Securities; provided, however, that in connection therewith the Bank shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)                To furnish such Agent with a copy of the Offering Circular and each amendment or supplement thereto signed by an authorized officer of the Bank and of the Holding Company, and with copies of the Offering Circular and each amendment or supplement thereto, other than any pricing supplement (except as provided in the Administrative Procedure), in such quantities as such Agent may reasonably request from time to time; and if, at any time while this Agreement is in effect, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify such Agent and request such Agent to suspend solicitation of offers to purchase Securities from the Bank (and, if so notified, such Agent shall cease such solicitations as soon as practicable, but in any event not later than one business day later); and if the Bank shall decide to amend or supplement the Offering Circular as then amended or supplemented, to so advise such Agent promptly by telephone (with confirmation in writing, which may be by facsimile transmission) and to prepare an amendment or supplement to the Offering Circular as then amended or supplemented that will correct such statement or omission; provided, however, that if at the time of such notice to the Agents to suspend solicitation of offers any Agent shall own any Securities which it has purchased as principal from the Bank with the intention of reselling them, the Bank shall, upon the request of such Agent, prepare and furnish to such Agent as many copies as such Agent may reasonably request from time to time of an amendment or supplement to the Offering Circular as then amended or supplemented that will correct such misstatement or omission;

(d)               So long as any Securities are outstanding, to furnish to such Agent (i) copies of all publicly available documents incorporated by reference in the Offering Circular, reports or other communications (financial or other) furnished to the Holding Company’s shareholders (to the extent not available through the Commission’s EDGAR database or any other publicly accessible electronic database); (ii) copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Holding Company is listed, as the Agents may from time to time reasonably request; and (iii) such additional information concerning the business and financial condition of the Holding Company or the Bank as the Agents may from time to time reasonably request;

(e)                That, from the date of any Terms Agreement with such Agent or other agreement by such Agent to purchase Securities as principal and continuing to and including the later of (i) the termination of the trading restrictions for the Securities purchased thereunder, as notified to the Bank by such Agent and (ii) the related Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Bank (other, than deposit obligations) which both mature more than 30 days after such Time of Delivery and are substantially similar to the Securities, without the prior written consent of such Agent;

(f)                 That each acceptance by the Bank of an offer to purchase Securities hereunder (including any purchase by such Agent as principal not pursuant to a Terms Agreement) and each execution and delivery by the Bank of a Terms Agreement with such Agent shall be deemed to be an affirmation to such Agent that the representations and warranties of the Bank and the Holding Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement, as the case may be, as though made at and as of such date and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Securities relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Offering Circular as amended and supplemented relating to such Securities);

(g)                That each time the Bank sells securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion or opinions by Sidley Austin Brown & Wood llp, counsel to the Agents, as a condition to the purchase of Securities pursuant to such Terms Agreement, the Bank shall furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in Section 7(a) hereof;

(h)                That each time (i) the Offering Circular shall be amended or supplemented (including upon the filing of a Form 10-K or Form 10-Q, but other than by means of a pricing supplement providing solely for a change in the interest rate or maturities of the Securities or the principal amount of the Securities remaining to be sold), (ii) each time the Offering Circular shall be amended or supplemented by means of any other Exchange Act Report or an Incorporated Call Report or pricing supplement, but in each case solely upon the reasonable request of an Agent, or (iii) the Bank sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a letter under this Section 5(h) as a condition to the purchase of Securities pursuant to such Terms Agreement, in each case the Bank shall furnish or cause to be furnished forthwith, within two business days in the case of a supplement or an amendment, to such Agent a written opinion of Clyde A. Billings, Jr., Esq., Senior Vice President, Assistant General Counsel and Corporate Secretary of the Bank and the Holding Company (and, solely with respect to the filing of a Form 10-K referred to in clause (i) hereof, and clause (iii) hereof, Baker, Donelson, Bearman, Caldwell & Berkowitz, PC), or other counsel for the Bank and the Holding Company satisfactory to such Agent, dated the date of such supplement, amendment or Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent to the effect that such Agent may rely on the opinion of such counsel referred to in Section 7(b) hereof that was last furnished to such Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Offering Circular as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel referred to in

Section 7(b) hereof but modified to relate to the Offering Circular as amended and supplemented to such date, provided, however, that, in either such case, such counsel need not opine as to the matters governed by the laws of the State of New York;

(i)                  That each time (i) the Offering Circular shall be amended or supplemented (including upon the filing of a Form 10-K or Form 10-Q, but other than by means of a pricing supplement providing solely for a change in the interest rate or maturities of the Securities or the principal amount of the Securities remaining to be sold), (ii) each time the Offering Circular shall be amended or supplemented by means of any other Exchange Act Report or an Incorporated Call Report or pricing supplement, but in each case solely upon the reasonable request of an Agent, or (iii) the Bank sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a letter under this Section 5(i) as a condition to the purchase of Securities pursuant to such Terms Agreement, in each case the Bank shall furnish or cause to be furnished forthwith, within two business days in the case of a supplement or an amendment, to such Agent a certificate, dated the date of such supplement, amendment or Time of Delivery relating to such sale, as the case may be, in such form and executed by such officers of the Bank as shall be satisfactory to such Agent, to the effect that the statements contained in the certificates referred to in Section 7(g) hereof that were last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Offering Circular as amended and supplemented to such date) or, in lieu of such certificates, certificates of the same tenor as the certificates referred to in said Section 7(g) but modified as necessary to relate to the Offering Circular as amended and supplemented to such date; and

(j)                 That each time the Offering Circular shall be amended or supplemented to set forth or include financial information included in or derived from the Holding Company’s or the Bank’s consolidated financial statements or accounting records and each time the Bank sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a letter under this Section 5(j) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Bank shall cause the independent certified public accountants who have audited the financial statements of the Holding Company and the Bank and their respective subsidiaries included in the Offering Circular forthwith to furnish such Agent a letter or letters, dated the date of such amendment, supplement or Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the letter or letters referred to in Section 7(h) hereof but modified to relate to the Offering Circular as amended or supplemented to the date of such letter or letters, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Holding Company and the Bank, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter or letters referred to in Section 7(h) hereof which was or were last furnished to such Agent.

(k)               To offer to any person who has agreed to purchase Securities from the Bank as the result of an offer to purchase solicited by such Agent the right to refuse to purchase and pay for such Securities if, on the related settlement date fixed pursuant to the Administrative Procedure, any condition set forth in Section 7(d), 7(e), 7(f) or 7(g) hereof shall not have been satisfied (it being understood that (i) the judgment of such person with respect to the impracticability or inadvisability of such purchase of Securities shall be substituted, for purposes of this Section 5(k), for the respective judgments of an Agent with respect to certain matters referred to in Section 7(c) and 7(e), and that such Agent shall have no duty or obligation whatsoever to exercise the judgment permitted under Sections 7(c) and 7(e) on behalf of any such person, and (ii) references in such sections to the Time of Delivery shall be deemed to refer to the settlement date for the purchase of such Securities by such person).

6.                  The Bank covenants and agrees with each Agent that the Bank will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Bank’s counsel and accountants in connection with the issuance of the Securities and in connection with the preparation, printing and filing of the Offering Circular and any pricing supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) the reasonable fees, disbursements and expenses of counsel for the Agents in connection with the establishment of the program contemplated hereby, any opinions to be rendered by such counsel hereunder and under any Terms Agreement and the transactions contemplated hereunder and under any Terms Agreement; (iii) the cost of printing, producing or reproducing this Agreement, any Terms Agreement, any Fiscal and Paying Agency Agreement, any Interest Calculation Agreement, any Blue Sky Memoranda, closing documents (including any compilation thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky surveys; (v) any fees charged by securities rating services for rating the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of any Fiscal and Paying Agent or Interest Calculation Agent and any agent of any Fiscal and Paying Agent or Interest Calculation Agent, as the case by be, and any transfer or paying agent of the Bank and the fees and disbursements of counsel for any Fiscal and Paying Agent, Interest Calculation Agent or such transfer or paying agent in connection with any Fiscal and Paying Agency Agreement, Interest Calculation Agreement and the Securities; (viii) any advertising expenses connected with the solicitation of offers to purchase and the sale of Securities so long as such advertising expenses have been approved by the Bank; (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agents in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Securities; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  Except as provided in Sections 8 and 9 hereof, each Agent shall pay all other expenses it incurs.

7.                  The obligation of any Agent, as agent of the Bank, at any time (“Solicitation Time”) to solicit offers to purchase the Securities and the obligation of any Agent to purchase Securities as principal, pursuant to any Terms Agreement or otherwise, shall in each case be subject, in such

Agent’s discretion, to the condition that all representations and warranties and other statements of the Bank and the Holding Company herein (and, in the case of an obligation of an Agent under a Terms Agreement, in or incorporated by reference in such Terms Agreement) are true and correct at and as of the Commencement Date and any applicable date referred to in Section 5(i) hereof that is prior to such Solicitation Time or Time of Delivery, as the case may be, and at and as of such Solicitation Time or Time of Delivery, as the case may be, the condition that prior to such Solicitation Time or Time of Delivery, as the case may be, the Bank and the Holding Company shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                (i)            Sidley Austin Brown & Wood llp, counsel to the Agents, shall have furnished to such Agent (x) such opinion or opinions, dated the Commencement Date, with respect to the matters covered in the first sentence of paragraph (i) and in paragraphs (iv), (v), (vi), (vii), (xi), (xiv) and (xix) of subsection (b) below, as well as such other related matters as such Agent may reasonably request, and (y) if and to the extent requested by such Agent, with respect to each applicable date referred to in Section 5(g) hereof that is on or prior to such Time of Delivery, an opinion or opinions dated such applicable date, to the effect that such Agent may rely on the opinion or opinions that were last furnished to such Agent pursuant to this Section 7(a) to the same extent as though it or they were dated the date of such letter authorizing reliance (except that the statements in such last opinion or opinions shall be deemed to relate to the Offering Circular as amended and supplemented to such date) or, in any case, in lieu of such an opinion or opinions, an opinion or opinions of the same tenor as the opinion or opinions referred to in clause (i) but modified to relate to the Offering Circular as amended and supplemented to such date; and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; (ii) Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, as counsel for the Bank and the Holding Company, shall have furnished to the Agents, an opinion, dated the Commencement Date, to the effect that the statements set forth in the Offering Circular under the caption “Certain United States Federal Income Tax Consequences,” insofar as they purport to constitute a summary of certain provisions of United States federal income tax law, regulations and documents referred to therein, are accurate and complete in all material respects;

(b)               Each of Clyde A. Billings, Jr., Esq., Senior Vice President, Assistant General Counsel and Corporate Secretary of the Bank and the Holding Company, or other counsel for the Bank and the Holding Company satisfactory to such Agent, shall have furnished to such Agent his or their written opinions with respect to the matters set forth in paragraphs (i) – (v), (vii), (viii), (x), (xii), (xiii), (xv) and (xvii) - (xix) of this subsection (b), and Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, or other counsel for the Bank and the Holding Company satisfactory to such Agent, shall have furnished to such Agent their written opinions with respect to the matters set forth in the first, second and third sentences of paragraph (i), and in paragraphs (iv) - (vii), (ix), (xi), (xii), (xiv) – (xvi), (xviii) and (xix) of this subsection (b), in each case dated the Commencement Date and each applicable date referred to in Section 5(h) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent, provided, however, that, at each such date (other than with respect to opinions delivered on the Commencement Date or at any Time of Delivery if the applicable Terms Agreement so specifies), Mr. Billings or Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, as the case may be, need not opine as to the matters governed by laws of the State of New York, to the effect that:

(i) The Bank is a duly organized and validly existing national banking association under the laws of the United States and the Holding Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Tennessee.  The Bank has full power and authority to conduct its business as such and has the authority to own, lease and operate its properties and to conduct its business as described in the Offering Circular as amended or supplemented and to enter into and perform its obligations under, or as contemplated under, this Agreement and any Terms Agreement.  The Holding Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Circular as amended or supplemented, and to enter into and perform its obligations under, or as contemplated under, this Agreement.  Each Significant Subsidiary of the Holding Company, if any, other than the Bank, has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Circular and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except, with respect to each Significant Subsidiary of the Bank, where the failure to so qualify or be in good standing would not reasonably be expected to result in a Bank Material Adverse Effect, and, with respect to each Significant Subsidiary of the Holding Company, where the failure to so qualify would not reasonably be expected to result in a Holding Company Material Adverse Effect, as the case may be.  Except as otherwise stated in the Offering Circular, all of the issued and outstanding capital stock of each Significant Subsidiary of the Bank has been duly authorized and is validly issued, fully paid and non-assessable and, to the knowledge of such counsel, is owned by the Bank, or the Bank and the Holding Company, as the case may be, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.  None of the outstanding shares of capital stock of any Significant Subsidiary of the Bank was issued in violation of preemptive or other similar rights of any securityholder of such Significant Subsidiary.  The Bank has no subsidiaries that are depository institutions with deposits insured under the provisions of the FDI Act.

(ii) The issued and outstanding shares of capital stock of the Bank have been duly authorized and validly issued by the Bank and are fully paid and non-assessable (except to the extent provided in 12 U.S.C. §55, as amended, and except for subsequent issuances thereof, if any, pursuant to reservations or agreements referred to in the Offering Circular), are owned by the Holding Company (except for issuances of preferred stock, if any, referred to in the

Offering Circular), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Bank;

(iii) To the knowledge of such counsel and other than as set forth in the Offering Circular, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of such counsel threatened, against or affecting the Bank, the Holding Company or any of their respective subsidiaries that, if determined adversely to any of them, would reasonably be expected to result, when ultimately resolved, in a Bank Material Adverse Effect or Holding Company Material Adverse Effect, as the case may be, or that would have a material adverse effect on the consummation of the transactions contemplated under the Offering Circular, this Agreement, any Terms Agreement, the Fiscal and Paying Agency Agreement, the Interest Calculation Agreement or the Securities or the performance by the Bank or the Holding Company of their respective obligations hereunder and thereunder and, to the knowledge of such counsel, no such proceedings are threatened.  The Bank, the Holding Company and each of their respective subsidiaries is in compliance in all material respects with all laws administered by and regulations applicable to it of the Banking Regulators and of any other federal or state agency or authority with jurisdiction over it except where failure to so comply would not reasonably be expected to result in a Bank Material Adverse Effect or Holding Company Material Adverse Effect, as the case may be.  To the knowledge of such counsel, neither the Bank, the Holding Company nor any of their respective subsidiaries is a party to or otherwise subject to any consent decree, memorandum of understanding, written commitment or other supervisory agreement with any Banking Regulator or any other federal or state agency or authority, nor have the Bank, the Holding Company, nor any of their respective subsidiaries been advised by any Banking Regulator or any other federal or state agency or authority that it is contemplating issuing or requesting any of the foregoing except where being a party to or subject to such consent decree, memorandum of understanding, written commitment or other supervisory agreement that would not reasonably be expected to result in a Bank Material Adverse Effect or Holding Company Material Adverse Effect, as the case may be;

(iv) This Agreement, and, with respect to any opinion being delivered as a condition to the purchase of Securities pursuant to a Terms Agreement, such Terms Agreement, have each been duly authorized, executed and delivered by the Bank;

(v) This Agreement has been duly authorized, executed and delivered by the Holding Company;

(vi) The Securities have been duly authorized by the Bank and, when the terms of the Securities and of their issue and sale have been duly established in accordance with this Agreement and the Fiscal and Paying Agency Agreement so as not to violate any applicable law or agreement or instrument then binding on the Bank, and the Securities have been duly executed and issued by the Bank and duly authenticated by the Fiscal and Paying Agent in accordance with the Fiscal and Paying Agency Agreement, and upon payment and delivery in accordance with this Agreement, will constitute valid and legally binding obligations of the Bank enforceable in accordance with their terms and entitled to the benefits provided by the Fiscal and Paying Agency Agreement, except as enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as by insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally or of creditors of depositary institutions the accounts of which are insured by the FDIC, and except as enforcement thereof is subject to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the availability of equitable remedies, and the Fiscal and Paying Agency Agreement conforms to the description thereof in the Offering Circular as amended or supplemented; in rendering the opinion set forth in this paragraph (vi), such counsel may assume that, at the time of any issuance and sale of any of the Securities, the Board of Directors of the Bank (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) has not taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Securities and an officer of the Bank, as stated in the resolutions of the Board of Directors (or any such committee) relating to the Securities, has executed and delivered such Securities;

(vii) Each of the Fiscal and Paying Agency Agreement and the Interest Calculation Agreement has been duly authorized, executed and delivered by the Bank and, assuming due authorization, execution and delivery thereof by the Fiscal and Paying Agent, in the case of the Fiscal and Paying Agency Agreement, and the Interest Calculation Agent, in the case of the Interest Calculation Agreement, constitutes a valid and legally binding obligation of the Bank, enforceable in accordance with its terms, except as enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as by insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally or of creditors of depository institutions the accounts of which are insured by the FDIC, and except as enforcement thereof is subject to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the availability of equitable remedies;

(viii) The execution, delivery and performance of this Agreement, any Terms Agreement, the Interest Calculation Agreement and the Fiscal and Paying Agency Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Bank, and to the extent applicable, the

Holding Company, in connection with the transactions contemplated hereby or thereby or in the Offering Circular and the consummation of the transactions contemplated herein and in the Offering Circular (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described under the caption “Use of Proceeds”) and compliance by the Bank, and to the extent applicable, the Holding Company, with their respective obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Bank Repayment Event or Holding Company Repayment Event, as the case may be, under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Bank, the Holding Company or any of their respective subsidiaries pursuant to, any Bank Agreements and Instruments or Holding Company Agreements and Instruments, as the case may be, except for such conflicts, breaches, defaults, Bank Repayment Events or Holding Company Repayment Events, as the case may be, that would not reasonably be expected to result in a Bank Material Adverse Effect or Holding Company Material Adverse Effect, as the case may be, nor will such action result in any violation of the provisions of the articles of association or by-laws (or equivalent documents) of the Bank or the Holding Company or any of their respective subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Bank, the Holding Company or any of their respective subsidiaries or any of their assets, properties or operations, except for such violations as would not reasonably be expected to result in a Bank Material Adverse Effect or Holding Company Material Adverse Effect, as the case may be; provided that no opinion is required to be expressed pursuant to this paragraph (viii) with respect to federal or state securities laws;

(ix) No authorization, approval, consent, license, order, registration or qualification of or filing with any government, governmental instrumentality or court, domestic or foreign (including, without limitation, the Banking Regulators), is required for the valid authorization, issuance, sale and delivery of the Securities or the execution, delivery or performance of this Agreement, any Terms Agreement, the Fiscal and Paying Agency Agreement and the Interest Calculation Agreement or the consummation by the Bank or the Holding Company of the transactions contemplated in the Offering Circular, except (x) for the filing, no later than the fifth business day after it is first used, of the Offering Circular (including any amendments or supplements thereto) with the OCC pursuant to Section 16.6(a)(6) of the Disclosure Rules and (y) for consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Agents;

(x) Neither the Bank, the Holding Company nor any of their respective Significant Subsidiaries is in violation of its articles of association or by-laws (or equivalent document); neither the Bank, the Holding Company nor any of their respective subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Bank Agreements and Instruments or Holding Company Agreements and Instruments, as the case may be, except for such defaults that would not reasonably be expected to result in a Bank Material Adverse Effect or Holding Company Material Adverse Effect, as the case may be;

(xi) The information in the Offering Circular under the heading “Description of the Notes” and under the heading “Supervision, Regulation and Other Matters,” to the extent they constitute summaries of legal matters, documents or proceedings, or legal conclusions, have been reviewed by such counsel and is correct in all material respects;

(xii) The Exchange Act Reports (except for the financial statements  and other financial and statistical data included or omitted therefrom, as to which such counsel need express no opinion, and except to the extent that any statement therein is modified or superseded in the Offering Circular), as of the dates they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder; and no facts have come to the attention of such counsel to lead him to believe that any of such Exchange Act Reports, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

(xiii) The obligations of the Bank under the Securities will rank pari passu with all other unsecured and unsubordinated obligations of the Bank, other than obligations, including deposit obligations, that are subject to any statutory priorities or preferences;

(xiv) No registration of the Securities under the 1933 Act is required for the offer and sale of the Securities by the Agents by virtue of the exemption provided by Section 3(a)(2) of the 1933 Act; and no qualification of an indenture under the Trust Indenture Act is required with respect thereto;

(xv) Such counsel has participated in the preparation of the Offering Circular and no facts have come to the attention of such counsel to lead such counsel to believe that the Offering Circular as amended or supplemented and any further amendments or supplements thereto made by the Bank prior to the date of such opinion (other than the financial statements and related schedules and other financial and statistical data therein, as to which such counsel need express no opinion) contained as of its date or contains as of the date of delivery of such opinion an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xvi) The Bank is not an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act;

(xvii) To the knowledge of such counsel, no order directed to any document incorporated by reference in the Offering Circular has been issued and no challenge has been made to the accuracy or adequacy of any such document by any regulatory or other government agency;

(xviii) The Bank is an insured bank under the applicable provisions of the FDI Act and is a member bank of the Federal Reserve System, and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of such counsel, threatened against it; and

(xix) Based on the Bank’s compliance with Section 16.6 of the Disclosure Rules, the Bank will be deemed to be in compliance with the registration statement and prospectus requirements of Section 16.3 of the Disclosure Rules in connection with the offer, sale and delivery of the Securities as contemplated by the Offering Circular, the Fiscal and Paying Agency Agreement and this Agreement.  In rendering the opinion called for in this subparagraph (xix), such counsel may assume that the Securities have been offered and sold only to institutional investors that are “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the 1933 Act.

(c)                (i)            None of the Bank, the Holding Company or any of their respective Significant Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular as amended or supplemented prior to the date of the pricing supplement relating to the Securities to be delivered at the relevant Time of Delivery any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in this Agreement and in the Offering Circular as amended or supplemented prior to the date of the pricing supplement relating to the Securities to be delivered at the relevant Time of Delivery and (ii) since the respective dates as of which information is given in the Offering Circular as amended or supplemented prior to the date of the pricing supplement relating to the Securities to be delivered at the relevant Time of Delivery there shall not have been any change in the capital stock (other than changes resulting from (w) any publicly disclosed stock repurchase program, stock splits or stock dividends, (x) issuances pursuant to the Holding Company’s dividend reinvestment and stock purchase plans, (y) issuances during a quarter of not more than 1% of the outstanding shares of the Holding Company in connection with an acquisition, and the repurchase of such shares or (z) any stock option exercises or grants under any employee or director stock or benefit plan) or any material change in long-term debt of the Bank, the Holding Company or any of their Significant Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders equity or results of operations of the Bank, the Holding Company and their Significant Subsidiaries, otherwise than as set forth or contemplated in the Offering Circular as amended or supplemented prior to the date of the pricing supplement relating to the Securities to be delivered at the relevant Time of Delivery, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of such Agent so material and adverse as to make it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Securities from the Bank or the purchase by such Agent of Securities from the Bank as principal, as the case may be, on the terms and in the manner contemplated in the Offering Circular as amended or supplemented prior to the date of the pricing supplement relating to the Securities to be delivered at the relevant Time of Delivery;

(d)               On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Bank’s or the Holding Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Bank’s or the Holding Company’s debt securities;

(e)                On or after the date hereof there shall not have occurred any of the following:  (i) any Bank Material Adverse Effect or Holding Company Material Adverse Effect, (ii) any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agents, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) trading in any securities of the Holding Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange, the New York Stock Exchange or the Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or such system or by order of the Commission, the NASD or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (v) a banking moratorium has been declared by either Federal, New York or Tennessee authorities or (vi) there shall have come to the attention of the Agents any facts that would cause them to reasonably believe that the Offering Circular, at the time it was required to be delivered to a purchaser of the Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.  As used in this Section 7(e), the term “Offering Circular” means the Offering Circular in the form first provided to the Agents for use in confirming sales of the related Securities;

(f)                 With respect to any Security denominated in a currency other than the U.S. dollar, more than one currency or a composite currency or any Security the principal or interest of which is indexed to such currency, currencies or composite currency, there shall not have occurred a suspension or material limitation in foreign exchange trading in such currency, currencies or composite currency by a major international bank, a general moratorium on commercial banking activities in the country or countries issuing such currency, currencies or composite currency, the outbreak or escalation of hostilities involving, the occurrence of any material adverse change in the existing financial, political or economic conditions of, or the declaration of war or a national emergency by the country or countries issuing such currency, currencies or composite currency or the imposition or proposal of exchange controls by any governmental authority in the country or countries issuing such currency, currencies or composite currency;

(g)                The Bank and the Holding Company shall have each furnished or caused to be furnished to such Agent certificates of officers of the Bank and the Holding Company, respectively, dated the Commencement Date and each applicable date referred to in Section 5(i) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in such form and executed by such officers as shall be satisfactory to such Agent, as to the accuracy of the representations and warranties herein of the Bank and the Holding Company, respectively, at and as of the Commencement Date or such applicable date, as the case may be, as to the performance by the Bank and the Holding Company, respectively, of all of their obligations hereunder to be performed at or prior to the Commencement Date or such applicable date as the case may be as to the matters set forth in subsection (c) of this Section 7, and as to such other matters as such Agent may reasonably request; and

(h)                Not later than 10:00 a.m., New York City time, on the Commencement Date and on each applicable date referred to in Section 5(j) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, the independent certified public accountants who have audited the financial statements of the Holding Company, the Bank and their respective subsidiaries included in the Offering Circular shall have furnished to such Agent a letter or letters, dated the Commencement Date or such applicable date, as the case may be, in form and substance satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Offering Circular.

8.                           (a)            The Bank and the Holding Company jointly and severally will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities joint or several to which such Agent may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or a material fact contained in the Offering Circular as amended or supplemented, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse such Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Bank and the Holding Company shall not be liable in any such case to the extent that any such loss claim damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Circular as amended or supplemented, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Bank by such Agent expressly for use therein.

(b)               Each Agent will indemnify and hold harmless the Bank and the Holding Company against any losses, claims, damages or liabilities to which the Bank or the Holding Company may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Circular as amended or supplemented, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Circular as amended or supplemented in reliance upon and in conformity with written information furnished to the Bank by such Agent expressly for use therein; and will reimburse the Bank and the Holding Company for any legal or other expenses reasonably incurred by the Bank or the Holding Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish jointly with any other indemnifying party similarly notified to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall without the written consent of the indemnified party effect the settlement or compromise of or consent to the entry of any judgment with respect to any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission or fault culpability or a failure to act by or on behalf of any indemnified party.

(d)               If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result or such losses claims damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Bank and the Holding Company on the one hand and each Agent on the other from the offering of the Securities to which such loss claim damage or liability (or action in respect thereof) relates.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Bank and the Holding Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses claims damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Bank and the Holding Company on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Bank bear to the total commissions or discounts received by such Agent in respect thereof.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact necessary in order to make the statements therein not misleading relates to information supplied by the Bank or the Holding Company on the one hand or by any Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Bank, the Holding Company and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by per capita allocation (even if all Agents were treated as one entity for such purpose) or by any other method or allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), an Agent shall not be required to contribute any amount in excess of the amount by which the total offering price at which the Securities purchased by or through it were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  The obligations of each of the Agents under this subsection (d) to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

(e)                The obligations of the Bank and the Holding Company under this Section 8 shall be in addition to any liability which the Bank and the Holding Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the 1933 Act; and the obligations of each Agent under this Section 8 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Bank and the Holding Company and to each person, if any, who controls the Bank or the Holding Company within the meaning of the 1933 Act.

9.                  Each Agent, in soliciting offers to purchase Securities from the Bank and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Bank and not as principal.  Each Agent will make reasonable efforts to assist the Bank in obtaining performance by each purchaser whose offer to purchase Securities from the Bank was solicited by such Agent and has been accepted by the Bank, but such Agent shall not have any liability to the Bank in the event such purchase is not consummated for any reason.  If the Bank shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Bank shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Bank and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

10.              The respective indemnities, agreements, representations, warranties and other statements by any Agent, the Bank and the Holding Company set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent, the Bank, the Holding Company or any officer or director or any controlling person of the Bank or the Holding Company and shall survive each delivery of and payment for any of the Securities.

11.              The provisions of this Agreement relating to the solicitation of offers to purchase Securities from the Bank may be suspended or terminated at any time by the Bank as to any Agent or by any Agent as to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Bank, as the case may be.  In the event of such suspension or termination with respect to any Agent, (i) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (ii) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination and (iii) in any event, this Agreement shall remain in full force and effect insofar as the fourth paragraph of Section 3(a), and Sections 5(d), 5(e), 6, 8, 9 and 10 hereof are concerned.

12.              Except as otherwise specifically provided herein or in the Administrative Procedure, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and shall be sufficient in all respects when delivered by facsimile transmission as follows: if to Goldman, Sachs & Co. to 85 Broad Street, New York, New York 10004, Facsimile Transmission No. (212) 357-8680, Attention:  Credit Department, Credit Control—Medium-Term Notes; if to FTN Financial Securities Corp., 845 Crossover Lane, Suite 150, Memphis, Tennessee 38117, Facsimile Transmission No. (901) 537-7872, Attention: James D. Wingett, Managing Director, with a copy to Martin F. Shea, Jr., Senior Vice President and Counsel, Facsimile Transmission No. (901) 374-7609; if to Credit Suisse First Boston LLC to Eleven Madison Avenue, New York, New York 10010-3629, Facsimile Transmission No. (212) 318-1498, Attention: Short and Medium-Term Finance Department;  and if to the Bank, to 165 Madison Avenue, Memphis Tennessee 38103, Attention: Tommy Adams, Senior Vice President, Funds Management, Facsimile Transmission No. (901) 523-4306 and Attention: Milton A. Gutelius, Jr., Senior Vice President and Treasurer, Facsimile Transmission No. (901) 523-4614.

13.              This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent, the Bank and the Holding Company, and to the extent provided in Sections 8, 9 and 10 hereof, the officers and directors of the Bank and the Holding Company and any person who controls any Agent, the Bank or the Holding Company, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement.  No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason merely of such purchase.

14.              Time shall be of the essence in this Agreement and any Terms Agreement.

15.              This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

16.              This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement among the Bank, the Holding Company and each of you in accordance with its terms.

Very truly yours,
FIRST TENNESSEE BANK NATIONAL ASSOCIATION
By:
Name: Title:
FIRST HORIZON NATIONAL CORPORATION
By:
Name: Title:
Accepted in New York, New York, as of the date hereof:
GOLDMAN, SACHS & CO.
(Goldman, Sachs & Co.)

FTN FINANCIAL SECURITIES CORP.
By: Name: Title

CREDIT SUISSE FIRST BOSTON LLC
By: Name: Title:

ANNEX I

First Tennessee Bank National Association

Bank Notes

Due 30 Days or More from Date of Issue

Terms Agreement

_____________, 20__

[Goldman, Sachs & Co.

85 Broad Street
New York, New York 10004]

[FTN Financial Securities Corp.

845 Crossover Lane, Suite 150
Memphis, Tennessee 38117]

[Credit Suisse First Boston LLC

Eleven Madison Avenue
New York, New York 10010]

Ladies and Gentlemen

First Tennessee Bank National Association (the “Bank”) proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated February 18, 2005 (the “Distribution Agreement”), between the Bank and First Horizon National Corporation (the “Holding Company”) on the one hand and Goldman, Sachs & Co., FTN Financial Securities Corp. and Credit Suisse First Boston LLC (the “Agents”) on the other, to issue and sell to [Name(s) of Agent(s)] the securities specified in the Schedule hereto (the “Purchased Securities”).  Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents as agents of the Bank of offers to purchase Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Bank or make such party subject to the provisions therein relating to the solicitation of offers to purchase Securities from the Bank solely by virtue of its execution of this Terms Agreement.  Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 or 2 of the Distribution Agreement which makes reference to the Offering Circular shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Offering Circular (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Offering Circular as amended and supplemented to relate to the Purchased Securities.

Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Bank agrees to issue and sell to [Name(s) of Agent(s)] and [Name(s) of Agent(s)] agree[s] to purchase from the Bank the Purchased Securities, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

If the foregoing is in accordance with your understanding, please sign and return to us [...]counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement among you, the Bank and the Holding Company.

First Tennessee Bank National Association
By:
Name: Title:
Accepted
[Name(s) of Agent(s)]
By:
Name: Title:

Schedule to Annex I

Title of Purchased Securities:

[%] Bank Notes

Aggregate Principal Amount

[$           or units of other Specified Currency]

[Price to Public:]

Purchase Price by [Name(s) of Agent(s)]:

% of the principal amount of the Purchased Securities [, plus accrued interest from         to        ] [and accrued amortization, if any, from         to        ]

Method of and Specified Funds for Payment of Purchase Price

[By certified or official bank check or checks, payable to the order of the Bank, in immediately available funds]

[By wire transfer to a bank account specified by the Bank in immediately available funds]

Time of Delivery:

Closing Location:

Maturity:

Interest Rate:

[  %]

Interest Payment Dates:

[months and dates]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

[(1)  The opinion or opinions of counsel to the Agents referred to in Section 5(g).]

[(2)  The opinion[s] of [internal] [internal and outside] counsel to the Bank and the Holding Company referred to in Section 5(h).]

[(3)  The officers’ certificate referred to in Section 5(i).]

[(4) The accountants’ letter(s) referred to in Section 5(j).]

Other Provisions (including Syndicate Provisions, if applicable):

ANNEX II

First Tennessee Bank National Association

Administrative Procedure

February 18, 2005

This Administrative Procedure relates to the Securities defined in the Distribution Agreement, dated February 18, 2005 (the “Distribution Agreement”), among First Tennessee Bank National Association (the “Bank”), First Horizon National Corporation and Goldman, Sachs & Co., FTN Financial Securities Corp. and Credit Suisse First Boston LLC (together, the “Agents”), to which this Administrative Procedure is attached as Annex II.  Defined terms used herein and not defined herein shall have the meanings given such terms in the Distribution Agreement, the Offering Circular as amended or supplemented or the Fiscal and Paying Agency Agreement.

The procedures to be followed with respect to the settlement of sales of Securities directly by the Bank to purchasers solicited by an Agent, as agent, are set forth below.  The terms and settlement details related to a purchase of Securities by an Agent, as principal, from the Bank will be set forth in a Terms Agreement pursuant to the Distribution Agreement, unless the Bank and such Agent otherwise agree as provided in Section 3(b) of the Distribution Agreement, in which case the procedures to be followed in respect of the settlement of such sale will be as set forth below.  An Agent, in relation to a purchase of a Security by a purchaser solicited by such Agent, is referred to herein as the “Selling Agent” and, in relation to a purchase of a Security by such Agent as principal other than pursuant to a Terms Agreement, as the “Purchasing Agent”.

The Bank will advise each Agent in writing of those persons with whom such Agent is to communicate regarding offers to purchase Securities and the related settlement details.

Each Security will be issued only in fully registered form and will be represented by a global security (a “Global Security”) delivered to the Fiscal and Paying Agent, as agent for The Depository Trust Company (the “Depositary”) and recorded in the book-entry system maintained by the Depositary (a “Book-Entry Security”).  Owners of beneficial interests in Global Securities will be entitled to physical delivery of Securities in certificated form (a “Certificated Security”) equal in principal amount to their respective beneficial interests only in certain limited circumstances described in the Offering Circular.

ADMINISTRATIVE PROCEDURE FOR BOOK-ENTRY SECURITIES

In connection with the qualification of the Book-Entry Securities for eligibility in the book-entry system maintained by the Depositary, the Fiscal and Paying Agent will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Bank and the Fiscal and Paying Agent to the Depositary, dated the date hereof, and a Book-Entry-Only Money Market

Instrument (Master Note and/or Global Certificates) Program Certificate Agreement between the Fiscal and Paying Agent and the Depositary, dated as of [date] (the “Certificate Agreement”), and its obligations as a participant in the Depositary, including the Depositary’s Same-Day Funds Settlement System (“SDFS”).

Posting Rates by the Bank:

The Bank and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Securities that may be sold as a result of the solicitation of offers by an Agent.  The Bank may establish a fixed set of interest rates and maturities for an offering period (“posting”).  If the Bank decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by the Bank:

Each Agent will promptly advise the Bank by telephone or other appropriate means of all reasonable offers to purchase Securities, other than those rejected by such Agent.  Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part.  Each Agent also may make offers to the Bank to purchase Securities as a Purchasing Agent.  The Bank will have the sole right to accept offers to purchase Securities and may reject any such offer in whole or in part.

The Bank will promptly notify the Selling Agent or Purchasing Agent as the case may be of its acceptance or rejection of an offer to purchase Securities.  If the Bank accepts an offer to purchase Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Fiscal and Paying Agent.

Communication of Sale Information to the Bank by Agent and Settlement Procedures:

A.                 After the acceptance of an offer by the Bank, the Selling Agent or Purchasing Agent, as the case may be, will communicate promptly, but in no event later than the time set forth under “Settlement Procedure Timetable” below, the following details of the terms of such offer (the “Sale Information”) to the Bank by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

1.                  Principal Amount of Securities to be purchased;

2.                  Fixed Rate Securities:

                                                a.                   interest rate

                                                b.                  overdue rate, if any

                                                c.                   interest payment dates

                                                d.                  date or dates, if any, on which the interest rate may be reset and the basis or formula, if any, for such resetting;

3.                  Floating Rate Securities:

                                                a.                   interest rate basis

                                                b.                  initial interest rate

                                                c.                   spread and/or spread multiplier, if any

                                                d.                  interest rate reset periods

                                                e.                   interest payment dates

                                                f.                    index maturity

                                                g.                   maximum and/or minimum interest rates, if any

                                                h.                   record dates

                                                i.                     interest determination dates

                                                j.                    overdue rate, if any

                                                k.                  date or dates, if any, on which the spread and/or spread multiplier may be reset and the basis or formula, if any, for such resetting;

4.                  Trade Date;

5.                  Settlement Date;

6.                  Maturity Date and whether Maturity can be extended;

7.                  Specified Currency and, if the Specified Currency is other than U.S. dollars, the applicable Exchange Rate for such Specified Currency (it being understood that currently the Depositary accepts deposits of Global Securities denominated in U.S. dollars only);

8.                  Indexed Currency, the Base Rate and the Exchange Rate Determination Date, if applicable;

9.                  Issue Price and any OID information;

10.              Selling Agent’s commission or Purchasing Agent’s discount, as the case may be;

11.              Net Proceeds to the Bank;

12.              If a redeemable Security, such of the following as are applicable:

(i)                  Redemption Date(s), and

(ii)                Redemption Terms;

13.              If repayable at option of the holder of the Security, such of the following as are applicable:

(i)                  Repayment Date(s); and

(ii)                Repayment Terms;

14.              Wire transfer information; and

15.              Name address and taxpayer identification number of the registered owner(s).

B.                 After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Bank will communicate such Sale Information to the Fiscal and Paying Agent by facsimile transmission or other acceptable written or electronic means.  The Fiscal and Paying Agent will assign a CUSIP number to the Global Security from a list of CUSIP numbers previously delivered to the Fiscal and Paying Agent by the Bank representing such Security and then advise the Bank and the Selling Agent or Purchasing Agent, as the case may be, of such CUSIP number.

C.                 The Fiscal and Paying Agent will enter a pending deposit message through the Depositary’s Participant Terminal System, providing the following settlement information to the Depositary, and the Depositary shall forward such information to such Agent and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.:

(1) The applicable Sale Information;

(2) CUSIP number of the Global Security representing such Security;

(3) Whether such Global Security will represent any other Security (to the extent known at such time);

(4) Number of the participant account maintained by the Depositary on behalf of the Selling Agent or Purchasing Agent, as the case may be;

(5) The interest payment period; and

(6) Initial Interest Payment Date for such Security, number of days by which such date succeeds the record date for the Depositary’s purposes (or in the case of Floating Rate Securities which reset daily or weekly, the date five calendar days immediately preceding the applicable Interest Payment Date and, in the case of all other Securities, the Regular Record Date, as defined in the Security) and, if calculable at that time, the amount of interest payable on such Interest Payment Date.

D.                 The Fiscal and Paying Agent will complete and authenticate the Global Security previously delivered by the Bank representing such Security.

E.                  The Depositary will credit such Security to the Fiscal and Paying Agent’s participant account at the Depositary.

F.                  The Fiscal and Paying Agent will enter an SDFS deliver order through the Depositary’s Participant Terminal System instructing the Depositary to (i) debit such Security to the Fiscal and Paying Agent’s participant account and credit such Security to such Agent’s participant account and (ii) debit such Agent settlement account and credit the Fiscal and Paying Agent’s settlement account for an amount equal to the price of such Security less such Agent’s commission.  The entry of such a deliver order shall constitute a representation and warranty by the Fiscal and Paying Agent to the Depositary that (a) the Global Security representing such Security has been issued and authenticated and (b) the Fiscal and Paying Agent is holding such Global Security pursuant to the Certificate Agreement.

G.                 Such Agent will enter an SDFS deliver order through the Depositary’s Participant Terminal System instructing the Depositary (i) to debit such Security to such Agent’s participant account and credit such Security to the participant accounts of the Participants with respect to such Security and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Security.

H.                 Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “F” and G” will be settled in accordance with SDFS operating procedures in effect on the settlement date.

I.                    Upon confirmation of receipt of funds, the Fiscal and Paying Agent will transfer to the account of the Bank maintained at the Bank, or such other account as the Bank may have previously specified to the Fiscal and Paying Agent, funds available for immediate use in the amount transferred to the Fiscal and Paying Agent in accordance with Settlement Procedure “F”.

J.                   Upon request, the Fiscal and Paying Agent will send to the Bank a statement setting forth the principal amount of Securities outstanding as of that date under the Fiscal and Paying Agency Agreement.

K.                Such Agent will confirm the purchase of such Security to the purchaser either by transmitting to the Participants with respect to such Security a confirmation order or orders through the Depositary’s institutional delivery system or by mailing a written confirmation to such purchaser.

L.                  The Depositary will, at any time, upon request of the Bank or the Fiscal and Paying Agent, promptly furnish to the Bank or the Fiscal and Paying Agent a list of the names and addresses of the participants for whom the Depositary has credited Securities.

Preparation of Pricing Supplement:

If the Bank accepts an offer to purchase a Security it will prepare a pricing supplement reflecting the terms of such Security and arrange to have delivered to the Selling Agent or

Purchasing Agent, as the case may be, such number of copies of such pricing supplement as such Agent may reasonably request, not later than 5:00 p m New York City time, on the Business Day following the Trade Date (as defined below), or if the Bank and the purchaser agree to settlement on the Business Day following the date of acceptance of such offer, not later than noon, New York City time, on such date.

Delivery of confirmation and Offering Circular to Purchaser by Selling Agent:

The Selling Agent will deliver to the purchaser of a Security a written confirmation or confirmation order of the sale and delivery and payment instructions.  In addition, the Selling Agent will deliver to such purchaser or its agent the Offering Circular as amended or supplemented (including the pricing supplement) in relation to such Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or (b) the Security.

Date of Settlement:

The receipt by the Bank of immediately available funds in payment for a Security and the authentication and issuance of the Global Security representing such Security shall constitute “settlement” with respect to such Security.  All orders of Securities solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Bank on a particular date (the “Trade Date”) will be settled on a date (the “Settlement Date”) which is the third Business Day after the Trade Date pursuant to the “Settlement Procedure Timetable” set forth below, unless the Bank and the purchaser agree to settlement on another Business Day which shall be no earlier than the next Business Day after the Trade Date.

Settlement Procedure Timetable

For orders of Securities solicited by a Selling Agent and accepted by the Bank for settlement on the third Business Day after the Trade Date, Settlement Procedures “A” through “I” set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement
PROCEDURE		Time
A	5:00 p.m.	on the Business Day following the Trade Date or 10:00 a.m. on the second Business Day prior to the Settlement Date, whichever is earlier
B	12:00 noon	on the second Business Day immediately preceding the Settlement Date
C	2:00 p.m.	on the second Business Day immediately preceding the Settlement Date
D	9:00 a.m.	on the Settlement Date
E	10:00 a.m.	on the Settlement Date
F-G	2:00 p.m.	on the Settlement Date
H	4:45 p.m.	on the Settlement Date
I	5:00 p.m.	on the Settlement Date

If the initial interest rate for a Floating Rate Security has not been determined at the time that Settlement Procedure “A” is completed Settlement Procedures “B” and “C” shall be completed as soon as such rate has been determined but no later than 2:00 p.m. on the second Business Day immediately preceding the Settlement Date.  Settlement Procedure “H” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date

If settlement of a Security is rescheduled or canceled, the Fiscal and Paying Agent, upon obtaining knowledge thereof, will deliver to the Depositary, through the Depositary’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:

If the Fiscal and Paying Agent fails to enter an SDFS deliver order with respect to a Security pursuant to Settlement Procedure “F,” the Fiscal and Paying Agent may deliver to the Depositary, through the Depositary’s Participant Terminal System, as soon as practicable a withdrawal message instructing the Depositary to debit such Security to the Fiscal and Paying Agent’s participant account, provided that the Fiscal and Paying Agent’s participant account contains a principal amount of the Global Security representing such Security that is at least equal to the principal amount to be debited.  If a withdrawal message is processed with respect to all the Securities represented by a Global Security, the Fiscal and Paying Agent will mark such

Global Security “canceled,” make appropriate entries in the Fiscal and Paying Agent’s records and send such canceled Global Security to the Bank.  The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.  If a withdrawal message is processed with respect to one or more, but not all, of the Securities represented by a Global Security, the Fiscal and Paying Agent will exchange such Global Security for two Global Securities, one of which shall represent such Security or Securities and shall be canceled immediately after issuance and the other of which shall represent the remaining Securities previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

If the purchase price for any Security is not timely paid to the participants with respect to such Security by the beneficial purchaser thereof (or a person, including an indirect participant in the Depositary, acting on behalf of such purchaser), such participants and, in turn, the Agent for such Security may enter deliver orders through the Depositary’s Participant Terminal System debiting such Security to such participant’s account and crediting such Security to such Agent’s account and then debiting such Security to such Agent’s participant account and crediting such Security to the Fiscal and Paying Agent’s participant account and shall notify the Bank and the Fiscal and Paying Agent thereof.  Thereafter, the Fiscal and Paying Agent will (i) immediately notify the Bank of such order and the Bank shall transfer to such Agent funds available for immediate use in an amount equal to the price of such Security which was credited to the account of the Bank maintained at the Fiscal and Paying Agent in accordance with Settlement Procedure I, and (ii) deliver the withdrawal message and take the related actions described in the preceding paragraph.  If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the Bank will reimburse such Agent on an equitable basis for the loss of its use of funds during the period when the funds were credited to the account of the Bank.

Notwithstanding the foregoing, upon any failure to settle with respect to a Security, the Depositary may take any actions in accordance with its SDFS operating procedures then in effect.  In the event of a failure to settle with respect to one or more, but not all, of the Securities to have been represented by a Global Security, the Fiscal and Paying Agent will provide, in accordance with Settlement Procedure “D,” for the authentication and issuance of a Global Security representing the other Securities to have been represented by such Global Security and will make appropriate entries in its records.  The Bank will, from time to time, furnish the Fiscal and Paying Agent with a sufficient quantity of Securities.